SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest
                 Event Reported):  March 9, 2001



               CHIQUITA BRANDS INTERNATIONAL, INC.
       (Exact Name of Registrant as Specified in Charter)



          New Jersey         1-1550         04-1923360
         (State or Other  (Commission      (IRS Employer
       Jurisdiction of    File Number)    Identification No.)
        Incorporation)


      250 East Fifth Street, Cincinnati, Ohio 45202 (Address of
            Principal Executive Offices)


      Registrant's telephone number, including area code: (513)

                         784-8000





















            INFORMATION TO BE INCLUDED IN THE REPORT



Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and are omitted from this report.


ITEM 5.   OTHER EVENTS.


     Reference  is made to the press release attached as  Exhibit
7(c) 99.1.   On  March  9,  2001, the Corporation's  subsidiary,
Chiquita Brands, Inc., consummated a $120 million credit facility, including a $75 million term loan and a $45 million revolving credit facility. . The revolving credit line will be available for seasonal working capital needs and other general corporate purposes. The facility is secured by liens on substantially all U.S. assets of the Borrower and its U.S. subsidiaries, as well as pledges of stock of, or guarantees by, various subsidiaries worldwide. A copy of the Credit Agreement is attached as Exhibit 7(c) 10.1 to this Report.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.
     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable


     (c)  Exhibits

          10.1 $120,000,000 Credit Agreement dated as of March 7, 2001 among Chiquita Brands Inc., as Borrower, the Lenders designated therein, and Foothill Capital Corporation, as Arranger and Administrative Agent.


          99.1 Press Release dated March 14, 2001.













                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: March 14, 2001     CHIQUITA BRANDS INTERNATIONAL, INC.

                              By:  /S/WILLIAM A. TSACALIS
                                   William A. Tsacalis
                              Vice President and Controller